                                                                     Exhibit 4.8


THE TERMS OF THIS WARRANT ARE SUBJECT TO THE TERMS OF A SUBSCRIPTION AGREEMENT, COPIES OF WHICH ARE AVAILABLE FROM NEPHROS, INC. NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH IT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF MAY 17, 2000 AMONG NEPHROS, INC. AND THE HOLDERS OF OUTSTANDING CAPITAL STOCK OF SUCH COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF NEPHROS, INC.


                                  NEPHROS, INC.

                  Class A Warrant for the Purchase of Shares of
                                 Common Stock*

No. A-1                                                          August 5, 2002

     FOR VALUE RECEIVED, NEPHROS, INC., a Delaware corporation (the "Company"), hereby certifies that Lancer Offshore, Inc. or its registered assigns (the "Holder") is entitled to purchase from the Company, subject to the provisions of this Warrant (the "Warrant"), at any time on or after the date hereof (the "Initial Exercise Date"), and prior to 12:01 A.M., New York City time, on December 1, 2007 (the "Termination Date"), 120,000 fully paid and non-assessable shares of the Common Stock, $.001 par value, of the Company ("Common Stock"), at an exercise price of $2.50 per share of Common Stock for an aggregate exercise price of three hundred thousand dollars ($300,000) (the aggregate purchase price

----------
* [Please note: this Warrant was amended by the Settlement Agreement, dated as of January 31, 2003, between Nephros, Inc. and Lancer Offshore, Inc.]

payable for the Warrant Shares hereunder is hereinafter sometimes referred to as the "Aggregate Exercise Price"). The number of shares of Common Stock to be received upon exercise of this Warrant and the price to be paid for each share of Common Stock are subject to possible adjustment from time to time as hereinafter set forth. The shares of Common Stock or other securities or property deliverable upon such exercise as adjusted from time to time is hereinafter sometimes referred to as the "Warrant Shares." The exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Per Share Exercise Price." The Per Share Exercise Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall also be adjusted, by dividing the Aggregate Exercise Price by the Per Share Exercise Price in effect immediately after such adjustment. The Aggregate Exercise Price is not subject to adjustment except to the extent of any partial exercise of this Warrant. This Warrant constitutes one in a series of warrants (the "Class A Warrants") which includes this Warrant and any other Class A Warrants issued pursuant to Section 1 and/or Section 2.2 of the Subscription Agreement dated as of even date herewith (the "Subscription Agreement") by and among the Company and the Purchasers (as defined in the Subscription Agreement).

     1. Exercise of Warrant.

     (a) This Warrant may be exercised in whole or in part, at any time by its holder commencing on the Initial Exercise Date and prior to the Termination Date by presentation and surrender of this Warrant, together with the duly executed subscription form attached at the end hereof, at the address set forth in Subsection 8(a) hereof, together with payment, by certified or official bank check or wire transfer payable to the order of the Company, of the Aggregate Exercise Price or the proportionate part thereof if exercised in part.

     (b) If this Warrant is exercised in part only, the Company shall, upon presentation of this Warrant upon such exercise, execute and deliver (along with the certificate for the Warrant Shares purchased) a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions as herein set forth. Upon proper exercise of this Warrant, the Company promptly shall deliver certificates for the Warrant Shares to the Holder duly legended as authorized by the subscription form. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant; provided that the Company shall pay to the Holder of the Warrant cash in lieu of such fractional shares.

     2. Reservation of Warrant Shares; Fully Paid Shares; Taxes. The Company hereby represents that it has, and until expiration of this Warrant agrees that it shall, reserve for issuance or delivery upon exercise of this Warrant, such number of shares of the Common Stock as shall be required for issuance and/or delivery upon exercise of this Warrant in full, and agrees that all Warrant Shares so issued and/or delivered will be validly issued, fully paid and non-assessable, and further agrees to pay all taxes (other than income taxes) and charges that may be imposed upon such issuance and/or delivery. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the Warrants so exercised were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

     3. Protection Against Dilution.

     (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company (each of (i) through (iv) an "Action"), the Per Share Exercise Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Exercise Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company that the Holder would have held (solely as a result of the exercise of this Warrant and the operation of such Action) immediately following such Action if this Warrant had been exercised immediately prior to such Action. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

     (b) In the event of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this
Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances.

     (c) Whenever the Per Share Exercise Price payable upon exercise of this Warrant is adjusted pursuant to this Section 3, the number of shares of Common Stock underlying this Warrant shall simultaneously be adjusted to equal the number obtained by dividing the Aggregate Exercise Price (as the same shall be reduced to the extent of any partial exercise of this Warrant) by the adjusted Per Share Exercise Price.

     (d) If, as a result of an adjustment made pursuant to this Section 3, the Holder shall become entitled to receive, upon exercise of the Warrant, shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Per Share Exercise Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

     4. Limited Transferability. This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes.

     5. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company (which may include a bond), if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

     6. Investment Intent.

     (a) The Holder represents, by accepting this Warrant, that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Holder is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Act"). In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless as exemption from such registration is available.

     (b) The Holder, by its acceptance of its Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act. The Holder agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

     7. Status of Holder. This Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

     8. Notices. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

     (a) the Company c/o Audubon Business and Technology Center,
Columbia-Presbyterian Medical Center, 3960 Broadway, 4th Floor, New York, NY 10032, Attention: President, or such other address as the Company has designated in writing to the Holder; or

     (b) the Holder at Kaya Flamboyan 9, Curacao, Netherlands, Antilles,
Attention: Investment Manager, or such other address as the Holder has designated in writing to the Company.

     9. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

     10. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to principles of conflicts of law thereof.

     11. Amendments. This Warrant may be amended only by mutual written agreement of the Company and the holder or holders holding Class A Warrants exercisable for a majority of the shares of Common Stock issuable upon exercise of all then-outstanding Class A Warrants (the "Majority Holders"), and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Majority Holders.

     IN WITNESS WHEREOF, the undersigned, acting for and on behalf of the Company, has executed this Warrant as of the date first written above.

                                      NEPHROS, INC.


                                      By:/s/ Norman Barta
                                         --------------------------------------
                                         Name:  Norman Barta
                                         Title: President and Chief Executive
                                                Officer

                                  SUBSCRIPTION

                  The undersigned,                           ,  pursuant to the
                                   --------------------------
provisions of the foregoing Warrant, hereby elects to exercise the within
Warrant to the extent of purchasing           shares of Common Stock thereunder
                                    ---------
and hereby makes payment of $           by certified or official bank check in
                             ----------
payment of the exercise price therefor.


Dated:                                  Signature:
      -------------                               ------------------------

      Address:
              -----------------------------------

                                   ASSIGNMENT

     FOR VALUE RECEIVED                                      hereby sells,
                       -------------------------------------
assigns and transfers unto                                       the foregoing
                          -------------------------------------
Warrant and all rights evidenced thereby, and does irrevocably constitute and
appoint                             , attorney, to transfer said Warrant on the
       -----------------------------
books of Nephros, Inc.

Dated:                                  Signature:
      -------------                               ------------------------

      Address:
              -----------------------------------



                               PARTIAL ASSIGNMENT

     FOR VALUE RECEIVED                            hereby assigns and transfers
                       ---------------------------
unto                          the right to purchase            shares of the
    -------------------------                      -----------
Common Stock, no par value per share, of Nephros, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced
thereby, and does irrevocably constitute and appoint                           ,
                                                    ---------------------------
attorney, to transfer that part of said Warrant on the books of Nephros, Inc.

Dated:                                   Signature:
      ------------                                 ------------------------

      Address:
              -------------------------------------